UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2026

INVESTORS TITLE COMPANY
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-11774	56-1110199
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

121 North Columbia Street, Chapel Hill, North Carolina 27514
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (919) 968-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ITIC	The Nasdaq Stock Market LLC
Rights to Purchase Series A Junior Participating Preferred Stock		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

    On May 20, 2026, Investors Title Company held its Annual Meeting of Shareholders. The results of the meeting were as follows:

    1. Election of Directors. Our shareholders elected the following directors for three-year terms or until their successors are elected and qualified:

	FOR	WITHHELD	BROKER NON-VOTES
Tammy F. Coley	1,231,644	230,056	214,354
W. Morris Fine	1,328,507	133,193	214,354
Richard M. Hutson II	1,073,384	388,316	214,354

    2. Auditor Ratification. Our shareholders ratified the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for 2026 as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,672,359	2,899	796	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS TITLE COMPANY

Date:	May 20, 2026	By:	/s/ James A. Fine, Jr.
James A. Fine, Jr.
President, Treasurer and Chief Financial Officer